                                                                    EXHIBIT 21



                             LIST OF SUBSIDIARIES


                                   State of           Other Names Under Which
   Name of Subsidiary            Incorporation        Subsidiary Does Business
- -------------------------        -------------        ------------------------
Fastenal Canada Company            Minnesota                    None

